EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 24, 2017, relating to the financial statements and financial highlights which appear in the December 31, 2016 Annual Reports to Shareholders of the Goldman Sachs Balanced Strategy Portfolio, the Goldman Sachs Equity Growth Strategy Portfolio, the Goldman Sachs Growth and Income Strategy Portfolio, the Goldman Sachs Growth Strategy Portfolio, the Goldman Sachs Satellite Strategies Portfolio, the Goldman Sachs Absolute Return Tracker Fund, the Goldman Sachs Commodity Strategy Fund, the Goldman Sachs Dynamic Allocation Fund, the Goldman Sachs Managed Futures Strategy Fund, the Goldman Sachs Global Real Estate Securities Fund, the Goldman Sachs International Real Estate Securities Fund, the Goldman Sachs Real Estate Securities Fund, the Goldman Sachs U.S. Equity Dividend and Premium Fund, the Goldman Sachs International Equity Dividend and Premium Fund, the Goldman Sachs U.S. Tax-Managed Equity Fund, the Goldman Sachs International Tax-Managed Equity Fund, the Goldman Sachs Global Infrastructure Fund, and the Goldman Sachs Long Short Fund. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

April 28, 2017